                                                                   EXHIBIT 10.28


   ***Confidential treatment has been requested as to certain portions of this agreement. Such omitted confidential information has been designated by an asterisk and has been filed separately with the Securities and Exchange Commission pursuant to Rule 406 under the Securities and Exchange Act of 1933, as amended, and the Commission's rules and regulations promulgated under the Freedom of Information Act, pursuant to a request for confidential treatment.***

                                       A

                               Sysco Corporation


                         Master Distribution Agreement

                                      For

                         Red Robin International, Inc.



                                                                    May 16, 2001

                               Table of Contents


1.      Appointment of Distributor

2.      Customer Service Provided by SYSCO
        2.1     Account Executive
        2.2     Item List
        2.3     Policies and Procedures

3.      Delivery Service Provided by SYSCO

4.      Information Services Provided by SYSCO
        4.1     Usage Reports
        4.2     Direct Order Entry
        4.3     Supporting Software
        4.4     Third Party Providers

5.      Pricing
        5.1     Definition of Cost
        5.2     Merchandising Services
        5.3     Sell Price
        5.4     Customer Contract Pricing
        5.5     Substitutions
        5.6     Adjustment in Margins for Unanticipated Problems

6.      Supplier Agreements - Administration and Handling
        6.1     Supplier Detail Form
        6.2     Equivalent SYSCO Branded Product
        6.3     Effectiveness of Additional Supplier Agreements
        6.4     Administrative Maintenance of Supplier Agreements
        6.5 Specifically Inventoried Proprietary Product - Effectiveness of Pricing Changes

7.      Price Verification

8.      Proprietary and Special Order Products
        8.1     Definition of Special Order Products
        8.2     Definition of Proprietary Products
        8.3     Stocking of Proprietary Products
        8.4     Proprietary Product and Special Order Products Requirements
        8.5 Customer Responsibility for Proprietary Products and Special Order Products

9.      Credit
        9.1     Net Terms
        9.2     Set Off
        9.3     Service Charge; Collection Fees
        9.4     Applications
        9.5     Financial Information
        9.6     Delivery Stoppage

10.     Term

11.     Termination

12.     Arbitration and Waiver of Jury Trial Right
        12.1    Arbitration
        12.2    Waiver of Jury Trial Right

13.     Perishable Agricultural Commodities

14.     Miscellaneous
        14.1    Assignment
        14.2    Entire Agreement
        14.3    Amendments
        14.4    Notices
        14.5    Donations

                          MASTER DISTRIBUTION AGREEMENT

     Master Distribution Agreement (this "Agreement"), dated May 16, 2001, between SYSCO CORPORATION for itself and on behalf of those of its operating subsidiaries and/or divisions listed in Schedule 1 (collectively, "SYSCO") and Red Robin International, Inc. and each entity that owns or operates any of the establishments listed as Customer Locations on Schedule 1.

                                   Background
                                   ----------

A. SYSCO performs regional and national marketing, freight management, consolidated warehousing, quality assurance and performance-based product marketing for suppliers of products to the foodservice distribution industry;

B. SYSCO performs purchasing, marketing, warehousing, quality assurance, product research and development, transportation and distribution services for foodservice customers directly and through its operating subsidiaries and divisions (collectively, "Operating Companies" and individually, "Operating Company"); and

C. Customer owns, operates, is a franchiser of, and/or acts as a group purchasing organization for the establishments listed in Schedule 1 (the "Customer Locations").

D. Customer desires to contract with SYSCO as its primary distributor for foodservice products (i.e., supplying 80% or more of such products) to all of its participating Customer Locations and SYSCO desires to perform these services.

     In consideration of the mutual obligations set forth below, the parties agree as follows:

1.   Appointment of Distributor
     --------------------------

     Customer appoints SYSCO to serve as its primary distributor to the Customer Locations of foodservice products within the product categories described in
Schedule 2 ("Products"). By appointing SYSCO its "primary distributor" Customer agrees that each participating Customer Location will purchase not less than 80% of the dollar volume of such Customer Location's purchase requirements of Products in each Product category.

     Products will include SYSCO(R) brand, national brand and other products stocked by SYSCO. SYSCO(R) brand products include all products under trademarks or tradenames owned by SYSCO as well as products under trademarks available exclusively to SYSCO(R) in foodservice distribution channels.

2.   Customer Service Provided by SYSCO
     ----------------------------------

     2.1  Account Executive - SYSCO will assign an account executive and/or a
          -----------------
customer service representative to service Customer's account. The account executive and/or customer service representative will maintain contact with Customer Locations, on a mutually agreed basis, to review service requirements.

     2.2  Item List - SYSCO, with assistance from Customer, will prepare order
          ---------
guides to be used by the Customer when placing orders which will be provided on Red Robin's fiscal monthly calendar for items priced monthly and on a weekly basis for items priced weekly. SYSCO will provide order guides in hard copy format or electronically if the Customer utilizes a SYSCO direct order entry system, at Customer's option.

     2.3  Policies and Procedures - A policies and procedures guide has been
          -----------------------
provided by SYSCO to all Customer Locations. Resonable notice will be given to Customer Locations when policies and procedures are changed by SYSCO. Credits, pickups and other requests for service will be initiated by local Customer Locations personnel according to the guide.

3.   Delivery Service Provided by SYSCO
     ----------------------------------

     Each Operating Company will establish a delivery schedule for each Customer Location within its market area taking into consideration Customer needs and preferences and will use reasonable, good faith efforts to make on-time deliveries.

4.   Information Services Provided By SYSCO
     --------------------------------------

     4.1  Usage Reports - SYSCO can provide Customer usage data selected from
          -------------
SYSCO's standard report or flat file options. Standard data is made available either on hard copy or electronically. The electronic options include EDI ANSI X.12, bulletin board, tape or diskette. Should it become necessary to develop customized reports in lieu of or in addition to the standard SYSCO reports, SYSCO will use reasonable efforts to provide such reports. Customer agrees to pay for any additional costs incurred by SYSCO for the development of any customized reports.

     4.2  Direct Order Entry - If Customer desires electronic order entry, SYSCO
          ------------------
will provide either Customer Companion software or an Internet order entry application utilizing a browser. Either option will enable the Customer Locations to directly place orders electronically with the servicing Operating Company. Any participating Customer Locations must provide, at their own cost, compatible hardware, Internet and network connections in order to utilize the above software or browser application.

     4.3  Supporting Software - SYSCO has available supporting software modules
          -------------------
that interface with the eSYSCO Order Entry System. This supporting software offers menu planning and inventory management system and can be purchased through SYSCO for a nominal fee.

     4.4  Third Party Providers - Upon the Customer's written request, SYSCO
          ---------------------
will provide to an agent representing a Customer for the purpose of information analysis, order placement or processing, or supplier rebate application (a "Third Party Provider") purchasing information that is normally made available to the Customer, subject to the below listed conditions: The information will only be made available in one of SYSCO's standard electronic formats or utilizing EDI ANSI X.12 standards. All information sent by SYSCO to an authorized Third Party Provider is for the sole use of the Customer. Selling, utilizing, or disclosing such information to anyone other than the Customer is prohibited. Prior to providing any such information to any such Third Party Provider, SYSCO requires a Confidentially Agreement be in place with both the Customer and the Third Party Provider prior to transmission of data to a third party. In the event SYSCO incurs additional costs as a result of Third Party Provider requirements, such costs will be charged to either the Customer or the Third Party Provider.

5.   Pricing
     -------

     5.1  Definition of Cost - The price to Customer for all Products sold under
          ------------------
this Agreement (the "Sell Price") will be calculated on the basis of Cost. Except for contract pricing noted in 5.4, "Cost" is defined as the cost of the Product as shown on the invoice to the delivering Operating Company, plus applicable freight. The invoice used to determine Cost will be the invoice issued to the delivering Operating Company by the supplier or by the Merchandising Services Department of SYSCO Corporation. Cost is not reduced by cash discounts for prompt payment available to SYSCO or the Operating Companies.

     Applicable freight, in those cases where the invoice cost to the delivering Operating Company is not a delivered cost, means a reasonable freight charge to transport a Product from the Supplier (as defined below) to the Operating Company. Freight charges may include common or contract carrier charges imposed by the Product Supplier or a carrier, or charges billed by Alfmark, SYSCO's freight management service. Applicable freight for any Product will not exceed the rate charged by nationally recognized carriers operating between the same points, for the same quantity of product, and the same type of freight service.

     5.2  Merchandising Services - SYSCO performs value-added services for
          ----------------------
suppliers of SYSCO(R)brand and other products (a "Supplier") over and above procurement activities typically provided. These value-added services include regional and national marketing, freight management, consolidated warehousing, distribution, quality assurance and performance-based product marketing. SYSCO may recover the costs of providing these services and may also be compensated for these services and considers this compensation to be earned income. Receipt of such cost recovery or earned income does not reduce Cost and does not diminish SYSCO's commitment to provide competitive prices to its customers.

     5.3  Sell Price
          ----------

     (a)  Calculation of Sell Price - The Sell Price of each Product sold under
          -------------------------
this Agreement will equal the Cost of such Product divided by 100% minus the percentage margin on sell specified in Schedule 2 for such Product category, less promotional allowances reflected on invoices to the delivering Operating Company which will be passed along as a temporary reduction in the Sell Price for the term of the promotion.

     For Example, a Product with a Cost of $25.00 per case, a margin on sell of 10% and a promotional allowance on the face of the invoice of $.50 per case will have a Sell Price calculated as follows:

     Calculate base price from margin      $25.00    =    $25.00     =   $27.78
                                         ----------     -----------
                                         (100%-10%)         90%
     Less promotional allowance
     shown the invoice                                                     (.50)
                                                                         ------
                                         Sell Price                      $27.28
                                                                         ======

     (b) Duration of Sell Price - Costs for all Products are recalculated with the following frequencies:

          1) Time of sale pricing - price sensitive products with volatile fluctuations in pricing (i.e. produce and fresh seafood);

          2) Weekly pricing - commodity products which reflect declines and advances in Cost on a regular basis, as determined by SYSCO (i.e. most protein products) - will be in effect for seven consecutive days;

          3) Monthly pricing - fairly stable pricing for extended periods (i.e. most canned products) - will be in effect to coincide with Red Robin's fiscal monthly calendar.

Variances can occur to the Customer's invoiced price due to starting and ending dates of Supplier Agreements, as detailed in Section 6 hereof (and the timing of when "Cost" is determined).

     (c)  Time of Sell Price Calculation - The following schedule will be used
          ------------------------------
to determine when the sell price is calculated:

          1)   Time of Sale Pricing - day of invoicing;

          2)   Weekly Pricing - Thursday of the prior week;

          3) Monthly Pricing - Seven days prior to the start of Red Robin's fiscal monthly calendar.

     (d)  Effective Date of Sell Price - Weekly pricing will be for 7
          ----------------------------
consecutive days to be determined by the Operating Company. Monthly pricing will coincide with Red Robin's monthly fiscal calendar.

     5.4  Customer Contract Pricing - In the event the Customer negotiates
          -------------------------
contract pricing directly with a Supplier, such contract cost with such Supplier will be used to calculate the Customer's Sell Price, regardless of SYSCO's Cost.

     5.5  Substitutions - Should a substitution be necessary, the delivering
          -------------
Operating Company will ship a comparable product at a Sell Price calculated using the same methodology and margin percentage as on the original Product ordered.

     5.6  Adjustment in Margins for Unanticipated Problems - If the operating
          ------------------------------------------------
costs of SYSCO or any particular Operating Company are increased as a direct result of a significant regional or national economic problem, including but not limited to fuel cost increases and power shortages, SYSCO may, with prior consent of the Customer, add a surcharge to the Customer's invoice to compensate for such increased costs.

6.   Supplier Agreements - Administration and Handling
     -------------------------------------------------

     6.1 Customer will provide SYSCO with written evidence of the existence of any contractual agreements it has with any Supplier for the purchase of Products ("Supplier Agreements"), utilizing the SYSCO Supplier Detail Form (Schedule 3). Supplier Agreements include agreements for which the Supplier and Customer have agreed on off-invoice allowances for Customer ("Supplier Off-Invoice Allowances") or the guaranteed cost Supplier will charge distributor for Product to be resold to Customer ("Supplier Guaranteed Distributor Cost"). SYSCO will use the Supplier Guaranteed Distributor Cost (of which it has been notified appropriately) as the Cost of such Product when calculating its Sell Price, notwithstanding that the Cost of such Product to SYSCO otherwise varies. SYSCO will provide for a Supplier Off-Invoice Allowance for a Product by deducting such allowance value after the Sell Price of such Product is calculated in accordance with Section 5.3.

     6.2  Equivalent SYSCO Branded Product. In the event Supplier is an
          --------------------------------
authorized supplier of SYSCO branded Product which is the equivalent of any Products covered by a Supplier Agreement (the "Equivalent SYSCO Product"), SYSCO may provide such Equivalent SYSCO Product to Customer under the terms of such Supplier Agreement provided that (i) Customer has approved SYSCO branded Product for purchase, (ii) Supplier agrees that such Supplier Agreement terms can be applied to the equivalent SYSCO branded Product; and (iii) such equivalent SYSCO branded Product is stocked by an Operating Company servicing any Customer Location.

     6.3  Effectiveness of Additional Supplier Agreements. For any Supplier
          -----------------------------------------------
Agreements which are either (i) not listed on Schedule 3 or (ii) the terms of which change from what is listed on Schedule 3 ("New Supplier Agreements"), SYSCO must be notified in writing 21 days prior to the Customer's fiscal monthly calendar in which it should become effective. Furthermore, in the event any documentation regarding the specifics of any New Supplier Agreement is incomplete, while SYSCO will make every reasonable effort to secure such necessary documentation to implement the terms and provisions of such New Supplier Agreement, if such additional documentation is not received 21 days prior to the Customer's fiscal monthly calendar, the effectiveness of the pricing and allowance terms thereof shall be delayed until the following fiscal calendar month, following receipt of such documentation.

     6.4  Administrative Maintenance of Supplier Agreements. Customer agrees
          -------------------------------------------------
that SYSCO is not responsible for inaccuracies, errors or omissions made by Supplier in connection with the billing of the pricing and allowances under the Supplier Agreements and that Customer's sole and exclusive remedy for any such inaccuracies, errors or omissions shall be directly with Supplier. (For example:
If the terms and provisions of a New Supplier Agreement are received by January 20th with direction to be effective as of February 1st, the effective dates of such pricing allowances will be March 1st and Customer will look only to Supplier to resolve any issues with respect to such pricing and/or allowances not being effective as of February 1st.)

     6.5  Specifically Inventoried Proprietary Product - Effectiveness of
          --------------------------------------------
Pricing Changes. For Proprietary Products which are specifically inventoried for Customer pursuant to the terms of a Supplier Agreement, Customer agrees that any changes in the Supplier Guaranteed Distributor Cost will not be effective until such time as SYSCO revalues its inventory of such Proprietary Product in accordance with its normal and customary inventory valuation procedures, unless Supplier allows SYSCO to bill back Supplier for such pricing and allowance modifications on its existing inventory at the time of such changes, in which event the pricing to Customer shall change upon the effective date of the New Supplier Agreement.

7.   Price Verification
     ------------------

     Customer will be allowed one (1) annual price verification at each delivering Operating Company for purchases made under this Agreement. The price verification will consist of reviewing computer reports documenting SYSCO's calculation of the Customer's invoice price and verification of the participating SYSCO Operating Company's delivered Cost. If requested, applicable Supplier invoices and accompanying freight invoices will also be made available. Price verification adjustments, if applicable, will be made utilizing the net of undercharges and overcharges to the Customer. The price verification process is subject to the following:

     a.   Customer must request a price verification in writing at least twenty
          (20) business days prior to the suggested date of the price verification. This request must identify the thirty (30) items to be price verified and the period covered;

     b. The date and time of price verification must be to the mutual agreement of both parties;

     c. The price verification will be made at the delivering Operating Company's location;

     d. Support for the price verification may not be removed from the delivering Operating Company location;

     e. The period for which pricing is to be verified will not begin more than twelve (12) months prior to the date of the price verification, and will cover only one pricing period.

     Due to the extensive time and complexity associated with price verification, SYSCO will not permit computer generated price matching or electronic audits by or on behalf of Customers or any Third Party Provider to be used in lieu of the above price verification procedure.

8.   Proprietary and Special Order Products
     --------------------------------------

     8.1  Definition of Special Order Products - Special Order Products are
          ------------------------------------
defined as products not inventoried by the SYSCO Operating Company whereby the Customer requests the Operating Company to purchase said products on the Customer's behalf.

     8.2  Definition of Proprietary Products - Proprietary Products are
          ----------------------------------
defined as products bearing the customers name or logo or products with a unique formulation which are restricted for sale to one Customer, or national branded products that would otherwise not be inventoried except for the requirements of the Customer. Products that are produced for SYSCO under the Sysco Brand will be considered Proprietary Products when the Customer designates the product must be procured from specific suppliers.

Due to the highly perishable nature of fresh produce, SYSCO will not honor proprietary status on any fresh produce item.

     8.3  Stocking of Proprietary Products - SYSCO Operating companies will
          --------------------------------
stock product deemed necessary by the Customer to conduct their business successfully. However, Customer completely understands that sufficient movement is required to store proprietary items. Customer also agrees to take responsibility for depleting excessive proprietary inventory as well as any proprietary items with no movement in a timely basis.

SYSCO Operating companies will stock 21 days of inventory on all proprietary items.

     8.4  Proprietary Product and Special Order Products Requirements -
          -----------------------------------------------------------
Proprietary Products and Special Order Products for the Customer must meet the following requirements:

          a) Suppliers of Proprietary Products and Special Order Products must provide SYSCO with SYSCO's required indemnity agreement and insurance coverage;

          b) Proprietary Products and Special Order Products must have a valid UPC number assigned and a scanable UPC bar code on each sellable unit;

          c) SYSCO utilizes several third party warehouses throughout the nation for the purpose of efficiently redistributing products ("Redistribution Warehouses"). Any Products placed into the Redistribution Warehouses must be inventoried on a consigned basis by either the Supplier or the Customer.

     8.5  Customer Responsibility for Proprietary Products and Special Order
          ------------------------------------------------------------------
Products
--------
          a) Hold Harmless - In the event any supplier of Proprietary Products or Special Order Products does not provide SYSCO's required indemnity, Customer will defend, indemnify and hold harmless SYSCO and its employees, officers and directors from all actions, claims and proceedings, and any judgments, damages and expenses resulting therefrom, brought by any person or entity for injury, illness and/or death or for damage to property in either case arising out of the delivery, sale, resale, use or consumption of any such Proprietary Product or Special Order Product, except to the extent such claims are caused by the negligence of SYSCO, its agents or employees.

          b) Minimal Movement Requirements - In the event SYSCO, at the request
             -----------------------------
of the Customer, inventories Proprietary Products or Special Order Products (including without limitation, Products featured by Customer for a limited time period) at either any Operating Companies or at any Redistribution Warehouse, and there is no Product movement within 30 days of delivery to such location, Customer agrees to cause such Products to be repurchased and if desired, take possession of all such Product within 14 days following written notification from SYSCO. Products repurchased will be at SYSCO's Cost plus a reasonable transfer and warehouse handling charge not to exceed 10% of the Products Cost.

          c) Food Safety and Ground Beef - Food safety is of paramount
             ---------------------------
importance to SYSCO, Customer and the ultimate consumer. To that end, SYSCO has developed a set of stringent standards for the production and packaging of ground beef (the "SYSCO Ground Beef Safety Standards"). In order to adequately protect SYSCO and Customer from potential food safety issues relating to the production and packaging of ground beef and the ultimate consumer, SYSCO shall not be obligated to utilize any Supplier of ground beef which does not meet the SYSCO Ground Beef Safety Standards, a copy of which has been previously provided to Customer, whether or not the ground beef supplied by such supplier has been designated by Customer as a Proprietary Product or Special Order Product.

          d) Termination - In the event of termination or expiration of this
             -----------
Agreement, Customer will purchase, or cause a third party to purchase, all remaining Proprietary Products and Special Order Products in SYSCO's inventory at SYSCO's Cost plus a reasonable transfer and warehouse handling charge not to exceed 10% of the Cost of such Proprietary Products or Special Order Products. In such an event, Customer will purchase or cause to be purchased all perishable Proprietary Products and Special Order Products within seven (7) days of the termination of this Agreement and all frozen and dry Proprietary Products and Special Order Products within fifteen (15) days of the termination of this Agreement, and Customer hereby guarantees payment for such Product purchased by a designated third party.

9.   Credit
     ------

     9.1  Net Terms - Payment is due within 28 days from the date of the
          ---------
invoice.

     SYSCO reserves the right to modify payment terms for Customer or any company or entity which purchases Products under this Agreement as a franchisee or member of a group purchasing organization, in SYSCO's sole judgement, if any such entity's financial condition materially deteriorates or SYSCO becomes aware of circumstances that may materially and adversely impact such entity's ability to meet its financial obligations when due.

     SYSCO will give Customer a (30) day written notice of a material default with thirty (30) days to cure within such thirty (30) day period.

     Franchisee Customers which are franchisees or members of group purchasing organizations will normally be offered the standard credit terms offered hereunder. However, at the sole discretion of the servicing SYSCO Operating Company and based on the credit worthiness of the individual Customer Location (or the entity which owns or operates such Customer Location), terms other than that stated in this Agreement may be applied.

     9.2  Set Off - SYSCO's rights of set off and recoupment are recognized by
          -------
Customer and preserved in all respects.

     9.3  Service Charge; Collection Fees - If invoices are not paid when due, a
          -------------------------------
service charge will be assessed to Customer, up to the maximum amount permitted by law. Unpaid invoice balances and service charges due to SYSCO will be deducted from any credits due to Customer. Customer shall pay all costs and expenses (including reasonable attorney's fees) SYSCO incurs in enforcing its rights under this Agreement including, without limitation, its right to payment for Product sold to Customer.

     9.4  Applications - Customer (and each Customer franchisee and member of
          ------------
Customer's group purchasing organization) will complete, execute and deliver a new account form to SYSCO before this Agreement becomes binding upon SYSCO.

     9.5  Financial Information - The continuing creditworthiness of Customer is
          ---------------------
of central importance to SYSCO. In order to enable SYSCO to monitor Customer's financial condition and if requested by SYSCO, Customer will supply quarterly and annual financial statements to SYSCO consisting of an income statement, balance sheet and statement of cash flow. SYSCO may request such further financial information from Customer from time to time, sufficient, in SYSCO's judgment, to enable SYSCO to accurately assess Customer's financial condition.

     9.6  Delivery Stoppage - In the event Customer, or any company or entity
          -----------------
which purchases Products under this Agreement as a Customer franchisee or a member of Customer's group purchasing organization, fails to make payment when due, SYSCO or any participating Operating Company to which such payment is due may immediately cease shipment of any Products to Customer or other participating entity until the outstanding receivable balance is fully within terms.

10.  Term
     ----

     The term of this Agreement will begin on May 21, 2001, and will end at 5:00 p.m. Houston time on June 30, 2004.

11.  Termination
     -----------

     This Agreement may be terminated prior to its ending date for the following:

     (a) By either party for failure of the other party to comply with any material provision of this Agreement within sixty (60) days of such party's receipt of written notice describing said failure;

     (b) By SYSCO immediately upon written notice to Customer if Customer's financial position deteriorates materially, determined by SYSCO in its sole judgment; or SYSCO becomes aware of any circumstances that, in SYSCO's sole judgement, materially impacts Customer's ability to meet its financial obligation when due;

     (c) By SYSCO with respect to any Customer franchisee or a member of Customer's group purchasing organization, immediately upon written notice to such entity if its financial position deteriorates materially, determined by SYSCO in its sole judgment; or SYSCO becomes aware of any circumstances that, in SYSCO's sole judgment, materially impacts such entity's ability to meet its financial obligations when due;

     (d) By SYSCO, if Customer (or any Customer franchisee or member of Customer's group purchasing organization) fails to meet its stated operational representations set out in Schedule 5. The margin schedule submitted is based on the Customer's operational representations concerning its service needs as stated in Schedule 2 including, but not limited to its anticipated purchase volumes, drop sizes, Product mix, location of Customer Locations, number of deliveries, information services/technology requirements, and number of Proprietary Products and Special Order Products as well as Customer's compliance with the payment and other obligations specified in this Agreement. If SYSCO determines at any time or times after ninety (90) days from the date of this Agreement that Customer (or any Customer franchisee or member of Customer's group purchasing organization) requires service which varies materially from the levels contemplated in Customer's representations made to SYSCO in negotiating this Agreement, SYSCO reserves the right to request an increase on the margin specified. SYSCO shall give written notice to Customer (or any Customer franchisee or member of Customer's group purchasing organization) of the proposed increase in the margin. If the parties are unable to agree on such an increase within 30 days after the date of the notice of such increase and Customer's (or any Customer franchisee or member of Customer's group purchasing organization) service requirements and/or contract compliance continues to vary from that contemplated or required by this Agreement, SYSCO may terminate this Agreement on thirty (30) days written notice to Customer (or any Customer franchisee or member of Customer's group purchasing organization).

     Upon termination, Customer (or any Customer franchisee or member of Customer's group purchasing organization) agrees to fully comply with all of its obligations under this Agreement, including, without limitation to pay all invoices at the earlier of 1) the time they are due or 2) two weeks from the date of the last shipment to a Customer Location.

12.  Arbitration and Waiver of Jury Trial Right
     ------------------------------------------

     12.1 Arbitration - All actions, disputes, claims or controversy of any kind
          -----------
now existing or hereafter arising between the parties to this Agreement, including, but not limited to any action, dispute, claim or controversy arising out of this Agreement or the delivery by SYSCO of any Products to Customer (a "Dispute") shall be resolved by binding arbitration in Houston, in accordance with the Commercial Arbitration Rules of the American Arbitration Association and, to the maximum extent applicable, the Federal Arbitration Act. Arbitrations shall be conducted before one arbitrator mutually agreeable to Customer and SYSCO. If the parties cannot agree on an arbitrator within thirty (30) days after the request for an arbitration, then each party will select an arbitrator and the two arbitrators will select upon a third. Judgment of any award rendered by an arbitrator may be entered in any court having jurisdiction. All fees of the arbitrator and other costs and expenses of the arbitration shall be paid by SYSCO and Customer equally unless otherwise awarded by the arbitrator; provided, however, that the non-prevailing party in an arbitration shall pay all reasonable attorneys' fees and expenses incurred by the prevailing party in connection with the Dispute and the arbitration.

     12.2 Waiver of Jury Trial Right - Customer affirmatively waives its right
          --------------------------
to jury trial with respect to any disputes, claims or controversies of any kind whatsoever; Customer having submitted to arbitration any of such disputes, claims or controversies as set out above.

13.  Perishable Agricultural Commodities
     -----------------------------------

     This Agreement may cover sales of "perishable agricultural commodities" as those terms are defined by federal law. Generally, all fresh and frozen fruits and vegetables which have not been processed beyond cutting, combining, and/or steam blanching are considered perishable agricultural commodities as are oil blanched french fried potato products. All perishable agricultural commodities sold under this Agreement are sold subject to the statutory trust authorized by
Section 5(c) of the Perishable Agricultural Commodities Act, 1930 (7 U.S.C. 499e(c)). The seller of these commodities retains a trust claim over these commodities and all inventories of food or other products derived from these commodities until full payment is received.

14.  Miscellaneous
     -------------

     14.1 Assignment - Neither party may assign this Agreement without the prior
          ----------
written consent of the other party provided that SYSCO may utilize its Operating Companies to perform as indicated in this Agreement. Subject to this limitation, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties.

     14.2 Entire Agreement - The parties expressly acknowledge that this
          ----------------
Agreement contains the entire agreement of the parties with respect to the relationship specified in this Agreement and supersedes any prior arrangements or understandings between the parties with respect to such relationship.

     14.3 Amendments - This Agreement may only be amended by a written document
          ----------
signed by each of the parties.

     14.4 Notices - Any written notice called for in this Agreement may be given
          -------
by personal delivery, certified mail, overnight delivery service or confirmed facsimile transmission. Notices given by personal delivery will be effective on delivery; by overnight service on the next business day; by first class mail five business days after mailing; and by facsimile when an answer back confirming receipt by the recipient's facsimile machine is received. The address of each party is set forth below.

     14.5 Donations - Due to the extreme competitiveness of this contract, SYSCO
          ---------
will be unable to offer donations in either free goods, cash, or use of SYSCO owned equipment.

     Executed as of the date set forth at the beginning of this Agreement.

                                            SYSCO CORPORATION

20701 East Currier Road                     By: /s/ DEBBIE MARTIN
Walnut, CA  91789                              ---------------------------------
Attention: Debbie Martin,                       Debbie Martin
Regional V.P., Multi-Unit Sales                 Regional Vice President,
Telephone:      (909) 598-7883                  Multi Unit Sales
Facsimile:      (909) 594-0565
                                            Date:_______________________________
Copy to:
-------

SYSCO Corporation
1390 Enclave Parkway
Houston, Texas 77077-2099
Attention:      Operations Review
Telephone:      (281) 584-1390
Facsimile:      (281) 584-1744

                                            RED ROBIN INTERNATIONAL, INC.


5575 DTC Parkway, #110                      By: /s/ RAY MASTERS
Englewood, CO  80111                           ---------------------------------
Attention:      Ray Masters                     Ray Masters
Telephone:      (303) 846-6029                  Vice President, Purchasing
Facsimile:      (303) 846-6044
                                            Date:  5-22-01
                                                 -------------------------------

                                   SCHEDULE 2
                                       TO
                          MASTER DISTRIBUTION AGREEMENT

                                CUSTOMER MARGINS
     Product Category                                     Margin

1.   Healthcare                                           ***

2.   Dairy Products                                       ***
          Exception:  Cheddar Cheese                      ***
                      All other Cheeses                   ***

3.   Meats                                                ***
          Exception: Hamburger                            ***

4.   Seafood (fresh & frozen)

5.   Poultry (CVP & frozen)                               ***

6.   Frozen/Refrigerated Foods                            ***
          Exception: Fries 30# Case                       ***
                           36# Case                       ***

7.   Canned & Dry                                         ***
          Exception: Coke Products                        ***
                     Dr. Pepper/7-UP                      ***

8.   Paper & Disposables                                  ***

9.   Chemical/Janitorial (supplies & cleaning)            ***
          Exception: Ecolab                               ***

10.  Supplies & Equipment                                 ***

11.  Dispenser Beverage                                   ***

12.  Produce                                              ***


     The SYSCO Corporation owns several specialty meat operations and manages a line of premium meat products that does not fall within the scope of this agreement. Premium meat products will be sold at prevailing market prices.

     The SYSCO Corporation owns several specialty produce operations. Purchase of products from said produce operations is not provided for in this agreement.

                     List of Omitted Exhibits and Schedules

The following exhibits and schedules to the Master Distribution Agreement between Red Robin International, Inc. and Sysco Corporation have been omitted and shall be furnished supplementally to the Commission upon request:

Schedule 1   -   Operating Companies and Participating Customer Locations
Schedule 3   -   SYSCO Supplier Detail Form
Schedule 4   -   Customer Listing of Proprietary Products
Schedule 5   -   Customer Representations
Schedule 6   -   Customer Incentive Programs